UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2007

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.

Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Amended and Restated Ethanol Marketing Agreement between Little Sioux Corn Processors, LLC and Archer Daniels Midland Co.

On March 29, 2007, Registrant, as general partner of LSCP, LLLP, entered into an amended and restated ethanol marketing agreement with Archer Daniels Midland Co. (“ADM”) for the purpose of marketing our ethanol.  In exchange for ADM’s marketing, sales, storage and transportation services, we expect to pay ADM a fee per gallon of ethanol sold.  The term of this marketing agreement is four years and the agreement is automatically renewed for successive one year periods at the end of the four year term unless the parties agree otherwise.

The above description is qualified in its entirety by the full text of the Amended and Restated Ethanol Marketing Agreement. The Amended and Restated Ethanol Marketing Agreement will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.

Phase I and Phase II Engineering Services Agreement between Akron Riverview Corn Processors, LLC and Fagen Engineering, LLC

On March 21, 2007, Akron Riverview Corn Processors, LLC (“Akron”), a wholly-owned subsidiary of LSCP, LLLP which is a majority-owned subsidiary of the Registrant, entered into a Phase I and Phase II Engineering Services Agreement with Fagen Engineering, LLC, an affiliate of Akron’s anticipated design-builder, Fagen, Inc.  In exchange for the performance of certain engineering and design services, Akron has agreed to pay $185,000, which will be credited against the total design-build cost.  We expect Fagen Engineering, LLC will provide the following services to Akron:

•               Property Layout Drawings;

•               Grading, Drainage and Erosion Control Plan Drawings;

•               Culvert Cross Sections and Details;

•               Roadway Alignment Drawings;

•               Seeding and Landscaping (if required);

•               Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

•               Geometric Layout;

•               Site Utility Piping Tables;

•               Tank Farm Layout and Details;

•               Sections and Details Drawing (if required); and

•               Miscellaneous Details Drawing (if required).

The above description is qualified in its entirety by the full text of the Phase I and Phase II Engineering Services Agreement. The Phase I and Phase II Engineering Services Agreement will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.

Distiller’s Grains Marketing Agreement between Akron Riverview Corn Processors, LLC and Commodity Specialist Company

On March 20, 2007, Akron Riverview Corn Processors, LLC (“Akron”), a wholly-owned subsidiary of LSCP, LLLP, a majority-owned subsidiary of Registrant entered into a distiller’s grain marketing agreement with Commodity Specialist Company (“CSC”).  Pursuant to the agreement, CSC will purchase Akron’s distiller’s dried grains with solubles (“DDGS”) output which is to be shipped by railcar.  The initial term of the agreement is for one year commencing as of  substantial completion and start-up of production of Akron’s ethanol plant and automatically renews for successive one year terms unless either party gives written notice of its election not to renew at least sixty (60) days prior to the expiration of the then current term.  As payment for the DDGS, CSC will pay Akron for all DDGS removed from the plant a price equal to 98% of the FOB Plant price actually received by CSC from its customer, with 2% retained by CSC as its service fee, provided, however, CSC shall not receive less than $1.50 per ton nor shall CSC receive more than $2.00 per ton.  The FOB Plant price will be the actual sale price, less all freight costs incurred by CSC in delivering the DDGS to its customers.

The above description is qualified in its entirety by the full text of the Distiller’s Grains Marketing Agreement. The Distiller’s Grains Marketing Agreement will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS L.L.C.

Dated: April 3, 2007	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer